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                                                                    EXHIBIT j(1)



                               CONSENT OF COUNSEL

                                AIM ADVISOR FUNDS



                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for AIM International Value Fund and AIM Real Estate Fund, which is included in Post-Effective Amendment No. 40 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-87377), and Amendment No. 41 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-3886), on Form N-1A of AIM Advisor Funds.





                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
November 26, 2001